Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 15, 2025, relating to the consolidated financial statements of SOS Limited, appearing in its Annual Report on Form 20-F for the year ended December 31, 2024.

We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Audit Alliance LLP

Singapore

July 2, 2025

Registered Office: 10 Anson Road #20-16 International Plaza Singapore 079903